EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

    Medical Action Industries Inc.

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended March 31, 2008, of our reports dated June 2, 2008 with respect to the consolidated financial statements and schedule, appearing in the Registration Statement on Forms S-8 (File No. 333-138400, 333-138401, and 333-138402, effective November 3, 2006) of Medical Action Industries Inc. and Subsidiaries filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

New York, New York

June 2, 2008